SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 January 7, 2002





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




         Missouri                     1-14756               43-1723446
 (State or other jurisdiction       (Commission          (I.R.S. Employer
       of incorporation)            File Number)         Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On January 7, 2002, the Registrant issued a press release outlining the details of the January 3, 2002 Missouri Public Service Commission (MPSC) order related to filing requirements and a new procedural schedule for the earnings complaint case filed by the MPSC staff against Union Electric Company d/b/a AmerenUE, the Registrant's subsidiary, in July 2001. The press release also announces a revision to the Registrant's 2001 earnings estimate. The press release is attached as Exhibit 99 and is incorporated herein by reference.

ITEM 7. EXHIBITS

        (c) Exhibits.

            99   Press release, dated January 7, 2002, issued by the Registrant.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AMEREN CORPORATION
                                        (Registrant)


                                       By  /s/ Warner L. Baxter
                                       ---------------------------
                                               Warner L. Baxter
                                        Senior Vice President, Finance
                                         (Principal Financial Officer)


Date:  January 8, 2002

                                  Exhibit Index

Exhibit No.                  Description

     99     - Press release dated January 7, 2002, issued by Ameren Corporation.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

News Release
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103

Contact:


Investor:                  Media:
Lynn Barnes                Susan Gallagher
(314) 554-4829    (314) 554-2175

                 AMEREN CORPORATION OUTLINES DETAILS OF MISSOURI
        PUBLIC SERVICE COMMISSION'S ORDER/REVISES 2001 EARNINGS ESTIMATE

     St. Louis, Mo., Jan. 7, 2002 --- Ameren Corporation (NYSE: AEE) today outlined the Jan. 3, 2002, Missouri Public Service Commission (MPSC) order related to an earnings complaint case filed by the MPSC staff in July 2001. That filing proposed to substantially reduce AmerenUE's annual electric revenues in Missouri. In the Jan. 3 order, the MPSC addressed filing requirements and a new procedural schedule for this case.

     Specifically, the MPSC ordered that the parties employ a July 1, 2000 to June 30, 2001, test year for determining rates for AmerenUE's Missouri retail electric operations, with updates to that test year being permitted through Sept. 30, 2001. Originally in its complaint, the MPSC staff had utilized a test year of July 1, 1999 through June 30, 2000. In addition, the MPSC stated in its order that AmerenUE would be permitted to propose an incentive regulation plan in this proceeding.

     Further in its order, the MPSC revised the procedural schedule in this case to allow the parties additional time to review data and file testimony, due to the utilization of a more current test year. Under the new schedule, the MPSC staff will file direct testimony on March 1, 2002, with AmerenUE and the Office of Public Counsel filing rebuttal testimony on May 10, 2002. Hearings on this matter are scheduled to begin July 11, 2002, with the last hearing date set for Aug. 2, 2002.

     The MPSC's order is consistent with a joint proposal submitted by the MPSC staff and AmerenUE and supported by the Office of Public Counsel. A part of the joint proposal and order by the MPSC is that the company has agreed that if the MPSC ultimately determines that a rate decrease is warranted in this case, that rate reduction would be retroactive to April 1, 2002, regardless of when the commission issues its decision.
                                                -- more --

Add One

     "We believe that the commission made a very prudent decision in requiring the parties to employ more current financial data in this case," said Charles W. Mueller, chairman and chief executive officer of Ameren Corporation. "We are also pleased to have the opportunity to present to the commission an incentive regulation plan in this case. We truly believe that incentive regulation will result in a win-win situation for all stakeholders, as evidenced by the fact that the incentive regulation plan that we have operated under for the past six years returned more than $425 million in benefits back to our customers."

     From 1995 until June 30, 2001, AmerenUE's Missouri retail electric customers benefited from innovative incentive regulation that allowed customers and shareholders to share any earnings above certain regulatory return-on-equity thresholds. The two, three-year plans allowed the company's retail electric customers to receive at least half of all company earnings above certain regulatory return-on-equity thresholds.

     With regard to Ameren Corporation's 2001 earnings, the company's previous 2001 earnings per share estimate of $3.30 to $3.45 per share assumed and incorporated a future form of incentive regulation, which included electric rate reductions and additional customer credits. Currently, Ameren does not believe that the impact of a future form of incentive regulation will affect its 2001 net income. As a result, the company estimates 2001 earnings per share will range from $3.40 to $3.50. This estimate excludes a reduction in earnings of 5 cents per share associated with the cumulative effect of an accounting change due to the required adoption of the Statement of Financial Accounting Standards
(SFAS) No. 133, which requires recording the fair value of derivative financial instruments in the financial statements. Ameren's 2001 earnings and estimates for 2002 earnings per share will be released Feb. 5, 2002, and a conference call for financial analysts and a live Internet broadcast will be conducted on that date to discuss this information.

     With assets of $10 billion, Ameren operating companies serve 1.5 million electric customers and 300,000 natural gas customers in a 44,500-square-mile area of Missouri and Illinois.
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Safe Harbor  Statement
Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors could cause results to differ materially from management expectations as suggested by such forward-looking statements: the effects of regulatory actions, including changes in regulatory policy; changes in laws and other governmental actions; the impact on the company of current regulations related to the phasing-in of the opportunity for some customers to choose alternative energy suppliers in Illinois; the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels; the effects of withdrawal from the Midwest Independent System Operator and membership in the Alliance Regional Transmission Operator; future market prices for fuel and purchased power, electricity, and natural gas, including the use of financial instruments; average rates for electricity in the Midwest; business and economic conditions; the impact of the adoption of new accounting standards; interest rates; weather conditions; fuel availability; generation plant construction, installation and performance; the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect; monetary and fiscal policies; future wages and employee benefit costs; competition from other generating facilities including new facilities that may be developed in the future; cost and availability of transmission capacity for the energy generated by the company's generating facilities or required to satisfy energy sales made by the company; and legal and administrative proceedings.

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